Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, Intermediate Term Trust 59, National Trust 344 (Intermediate/Long Series), National Trust 345 and California Trust 202:

We consent to the use of our report dated January 30, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
January 30, 2003